Exhibit 4.4

                      CONSENT TO ACTION WITHOUT A
                  MEETING OF THE EXECUTIVE COMMITTEE OF
                  THE BOARD OF DIRECTORS OF UNIFI, INC.

     Pursuant to the provisions of Section 708 of the New York Business Corporation Law and the By-Laws of Unifi, Inc. (the "Corporation"), the Executive Committee of the Board of Directors of the Corporation hereby adopts the resolutions set forth below and consents in writing to taking the action adopting said resolutions without the holding of a meeting:

                      6 1/2% NOTES DUE 2008, SERIES B

     WHEREAS, the Board of Directors of this Corporation, by resolutions adopted by Consent to Action Without a Meeting dated December 31, 1997 (the "Board Resolutions") authorized the Executive Committee of the Board of Directors (the "Executive Committee") to take all actions in connection with the proposed issue by the Corporation of certain of its debt securities; and

     WHEREAS, by resolutions adopted by Consent to Action Without a Meeting dated February 2, 1998, the Executive Committee approved certain actions related to the private offer and sale of $250,000,000 in aggregate principal amount of the Corporation's 6 1/2 Notes due 2008 (the "Existing Notes"); and

     WHEREAS, the sale of the Existing Notes to the Initial Purchasers was consummated on February 5, 1998; and

     WHEREAS, pursuant to the terms of the Existing Notes, and the related Registration Rights Agreement, dated February 5, 1998 (the "Registration Rights Agreement"), among the Corporation, Credit Suisse First Boston Corporation and Invemed Associates, Inc. (the "Initial Purchasers"), the Corporation agreed to issue under the Indenture dated February 5, 1998 (the "Indenture") between the Corporation and First Union National Bank, as trustee (the "Trustee"), a second series of debt securities in the aggregate principal amount of $250,000,000 with terms identical in all respects to the Existing Notes (the "New Notes"), which New Notes would be registered under the Securities Act of 1933, as amended (the "Securities Act"), and exchanged for the Existing Notes;

     NOW, THEREFORE, BE IT RESOLVED, that $250,000,000 aggregate principal amount of debt securities, designated as the 6 1/2% Notes due 2008, Series B, shall be offered and exchanged for the Existing Notes pursuant to the Registration Rights Agreement; and

     FURTHER RESOLVED, that the interest rate on the New Notes shall be 6 1/2% per annum, that interest shall accrue from February 5, 1998, shall be payable semi-annually on February 1 and August 1, commencing August 1, 1998, to holders of record at the close of business on the preceding January 15 and July 15, respectively, and shall be calculated based on a 360-day year consisting of twelve 30-day months; and

     FURTHER RESOLVED, that the New Notes shall be eligible for redemption by the Corporation at any time prior to the maturity date at a redemption price together with accrued interest to the date fixed for redemption equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury yield plus 20 basis points and that the designated officers of the Corporation are authorized to deliver to the Trustee (as defined below) a certificate calculating such amount and on which the Trustee may rely; and

     FURTHER RESOLVED, that the New Notes shall not be entitled to any sinking fund; and

     FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and empowered to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate) under the Securities Act (the "Registration Statement"), to execute and file all such other instruments and documents, to make all such payments, and to do all such other acts and things in connection with said Registration Statement, including the execution and filing of such amendment or amendments (including any pre-effective or post-effective amendments) thereto as they may deem necessary or advisable to effect such filings and to procure the effectiveness of said Registration Statement (and any such pre-effective or post-effective amendments) and to make such supplements to the Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

     FURTHER RESOLVED, that William T. Kretzer and Willis C. Moore, III, be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the Registration Statement and any amendment or amendments thereto (including any pre-effective or post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following, to wit: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation; and

     FURTHER RESOLVED, that Willis C. Moore, III, is hereby designated as Agent for Service of the Corporation with all such powers as are provided by the Rules and Regulations of the Commission; and

     FURTHER RESOLVED, that the draft Registration Statement, in substantially the form attached hereto as Exhibit A, including the Prospectus contained therein, is hereby approved in all respects, subject to such changes as the proper officers of the Corporation shall deem necessary or advisable; and

     FURTHER RESOLVED, that the selection of First Union National Bank as Exchange Agent for the exchange of New Notes for Existing Notes, as described in the Registration Statement, is hereby approved in all respects, and the proper officers of the Corporation are hereby authorized to enter into such agreements with the Exchange Agent and to pay such fees to the Exchange Agent as they shall deem appropriate; and

     FURTHER RESOLVED, that the designated officers of the Corporation hereby are authorized to execute and deliver to the Trustee any and all documents, papers and instruments which such officers may deem necessary or desirable in connection with the Indenture; and

     FURTHER RESOLVED, that designated officers of the Corporation hereby are authorized and empowered in their discretion to execute and attest, manually or in facsimile, and to deliver to the Trustee under the Indenture, and the Trustee hereby is requested, upon satisfaction of the conditions specified in the Indenture, or upon the written order, to date, authenticate (by manual execution) and deliver to a designated officer of the Corporation in an aggregate principal amount of $250,000,000 one or more Global Securities (collectively a "New Global Note") registered in the name of the Depository Trust Company ("DTC") or its nominee and dated the date of authentication as provided in the Indenture, such New Global Note, to be substantially in the form attached hereto as Exhibit B with such changes therein, additions thereto and deletions therefrom as may be approved by the officers executing the same, such approval and their authority therefore to be conclusively evidenced by their execution thereof; and

     FURTHER RESOLVED, that the designated officers of the Corporation hereby are authorized to file with the Trustee such written orders, certificates and other documents and requests as may be necessary to obtain the authentication and delivery of the New Global Note upon initial issuance and upon subsequent transfers, substitutions and exchanges; and

     FURTHER RESOLVED, that the New Global Note shall be signed on behalf of the Corporation by a designated officer of the Corporation, under the corporate seal of the Corporation, attested by the Secretary of the Corporation, provided that the signature of any such officer upon the New Global Note may be in facsimile or may be imprinted or otherwise reproduced on the New Global Note, the Corporation hereby adopting as binding upon it the facsimile signature of any person who shall be any such officer of the Corporation at the time of the execution of the New Global Note, notwithstanding the fact that at the time the New Global Note shall be authenticated or delivered or disposed of, he shall have ceased to be such officer of the Corporation; and

     FURTHER RESOLVED, that, without limiting the generality of the preceding resolution, the Corporation hereby initially adopts as and for its signature on the New Global Note authorized to be executed on his behalf pursuant to the provisions of these resolutions the facsimile signatures of William T. Kretzer, President and Chief Executive Officer, and Willis
     C. Moore, III, Senior Vice President and Chief Financial Officer, when used and imprinted on the New Global Note, and the Corporation hereby adopts as and for its corporate seal a facsimile thereof when used and imprinted on the New Global Note; and

     FURTHER RESOLVED, that the Trustee hereby is appointed Paying Agent of the Corporation for the payment of the principal of and interest on the New Notes at the corporate trust office of the Trustee in the City of Charlotte, State of North Carolina, or such other location as may be designated by the Executive Committee, hereby is designated as the office or agency of the Corporation where the New Notes may be presented for payment in accordance with their respective terms as provided in the New Notes and the Indenture; and

     FURTHER RESOLVED, that if, pursuant to the Indenture, New Notes represented by the New Global New Notes are exchanged for New Notes in definitive form, the Trustee hereby is appointed agent of the Corporation with the title of Registrar for the registration of New Notes and for the registration of transfers of New Notes or for exchanges of New Notes as provided in the Indenture, and that the Trustee hereby is authorized (a) to keep appropriate books for the registration of transfers of New Notes entitled to registration upon presentation for such purposes, (b) to register or cause to be registered New Notes therein, and (c) to permit the transfer of New Notes thereon, as provided in the Indenture and under such reasonable regulations as the Corporation and the Registrar may prescribe; and

     FURTHER RESOLVED, that if, pursuant to the Indenture, New Notes represented by the New Global Notes are exchanged for Notes in definitive form the Trustee is hereby authorized and directed in its capacity as Trustee to authenticate (by manual execution) and issue from time to time without further action or approval by or on behalf of the Corporation, a replacement New Note in replacement New Note in replacement of any New Note reported lost, stolen or destroyed, upon receipt of an affidavit of loss and bond of indemnity in form and amount and with corporate surety satisfactory to the Trustee in each instance protecting it and the Corporation; and

     FURTHER RESOLVED, that the Trustee shall be entitled to receive compensation for all services to be rendered by it on behalf of the Corporation in accordance with the foregoing resolutions and the Indenture and to be reimbursed for all reasonable expenses necessarily incurred and actually disbursed by it in connection with such duties; and

     FURTHER RESOLVED, that, pursuant to the Board Resolutions and if required by the Registration Rights Agreement, the Corporation is hereby authorized and directed to issue under the Indenture a third series of debt securities in the aggregate principal amount of $250,000,000 with terms identical in all respects to the Existing Notes (the "Private Exchange Notes"), but excluding provisions relating to the matters described in Section 6 of the Registration Rights Agreement, which Private Exchange Notes shall be issued and exchanged for the Existing Notes; and

     FURTHER RESOLVED, that the designated officers of this Corporation are hereby authorized and directed to do any and all things necessary or appropriate to carry into effect the foregoing resolutions, and the Secretary of the Corporation is hereby directed to attest and affix the corporate seal, as may be necessary, to such document or documents as executed by a designated officer pursuant to the foregoing resolutions.

     This Consent is effective the 30th day of March, 1998, and may be signed in counterparts.

                                          /s/ G. Allen Mebane
                                          -------------------------------------
                                          G. Allen Mebane

                                          /s/ William T. Kretzer
                                          -------------------------------------
                                          William T. Kretzer

                                          /s/ Jerry W. Eller
                                          -------------------------------------
                                          Jerry W. Eller

                                          /s/ G. Alfred Webster
                                          -------------------------------------
                                          G. Alfred Webster